UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 2, 2009

TRUE PRODUCT ID, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-29249	16-1499611
(Commission File Number)	(IRS Employer Identification Number)

Michael J. Antonoplos, President

 175 Strafford Avenue, Suite One
(Address of principal executive office (street and number))

Wayne, PA  19087
(City, state and zip code)

(610) 687-7668
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.
Item 8.01.                      Other Events.

In fulfillment of its obligations under the November 3, 2008, Asset Sale & Purchase Agreement (“Agreement”), Saddington Limited ("Saddington") has, among other things, assumed in its entirety the contract obligations of the AQSIQ Gas Tank Contract, the approved AQSIQ Gas Tank project entity, China Inspection True Product Technology Ltd. ("CITP"), and the Company's Hong Kong and Beijing subsidiaries, the disposition of whose assets to Saddington has been completed.

Under the agreed terms with AQSIQ and its industry association the China Special Equipment Inspection Association (“CSEIA”) Saddington conveyed in late 2008 and the first quarter of this year the contractual rights and core anti-counterfeit technologies for the project to the approved AQSIQ Gas Tank project entity CITP, which in turn commenced implementation of the Gas Tank Contract as directed by AQSIQ through CSEIA. This process has involved continuous improvement and development of the LPG gas tank marking systems and the supporting management information system based on expanded customer requirements received from manufacturers across multiple Chinese provinces.

After completing initial project implementation phases, the Company understands that CITP is preparing to commence implementation of the next phase of the AQSIQ Gas Contract related to certain provinces designated by AQSIQ and CSEIA.

The Company has been delayed in completing all of its obligations under the Agreement and is working expeditiously to complete them.  However, in this regard the Company expressly confirms that (1) none of these obligations involve execution of the Gas Tank Contract and (2) neither the Company nor its major shareholder James MacKay or his agents or affiliates have any direct or indirect participation or involvement whatsoever in Saddington, CITP or the Saddington-acquired Hong Kong and Beijing interests, or in the execution of the Gas Tank Contract.

The Company acknowledges that Saddington has successfully redressed deficiencies in some of the technology, operations, and management acquired from the Company and that due to significant initial phase project costs incurred by CITP, including development, integration and implementation costs, combined with third party supplier costs, it does not anticipate the realization of any net profit royalties arising from the AQSIQ Gas Tank Contract this year.

The Company failed to timely file its Annual Report, Form 10-K, for the year ended June 30, 2009, and has been de-listed from the OTC Bulletin Board.

Item 5.02                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 2, 2009, Michael M. Cimino and  Zack Rivera has resigned as COO and a Director of the Company respectively to pursue other interests.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

TRUE PRODUCT ID, INC.

Signature	Date

By: /s/ Michael J. Antonoplos	November 19, 2009
Name: Michael J. Antonoplos
Title: President,True Product ID, Inc.